EXHIBIT 10.2
GUARANTEE

May 19, 2023

Angel Oak Mortgage Fund TRS
c/o Angel Oak Capital Advisors, LLC 3344 Peachtree Rd. NE, Suite 1725
Atlanta, GA 30326 Ladies and Gentlemen:
In consideration of that certain Mortgage Loan Purchase Agreement, dated and effective as of October 1, 2018, by and between Angel Oak Mortgage Fund TRS (and its successors and assigns, and any subsequent permitted holder or holders of the Mortgage Loans, the “Purchaser”), and Angel Oak Home Loans LLC (the “Company”), as amended by that certain Amendment No. 1 to the Mortgage Loan Purchase Agreement, dated and effective as of June 22, 2021 (the “Agreement”), Angel Oak Mortgage Solutions LLC, a Delaware limited liability company (hereinafter, “Guarantor”), hereby irrevocably and unconditionally guarantees to Purchaser, with effect from the date hereof, the due and prompt performance of all covenants, duties and obligations of Company under the Agreement, giving effect to any applicable grace period (the “Guaranteed Obligations”), solely in connection with that certain trade as described in that certain Assignment and Conveyance Agreement dated as of the date hereof between the Purchaser and Company. Upon failure of Company punctually to pay any such amounts or perform any such covenants, duties or obligations, and upon written demand by Purchaser to Guarantor, Guarantor agrees to pay or cause to be paid such amounts or perform any such covenants, duties or obligations within three (3) Business Days of receipt of such demand; provided that delay by Purchaser in giving such demand shall in no event affect the Guaranteed Obligations.

This Guarantee constitutes a guaranty of payment and performance and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that Purchaser exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company before or as a condition to the Guaranteed Obligations. Guarantor hereby expressly waives: (i) notice of acceptance of this guaranty and notice of any Guarantor Obligation to which it may apply, and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and (ii) all other notices and demands otherwise required by law that Guarantor may lawfully waive.

This Guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guarantee, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of the Guarantor. This Guarantee may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.

This Guarantee shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by Purchaser and its respective successors and assigns. The Guarantor agrees that, in connection with any Whole Loan Transfer or Securitization Transaction, the Purchaser may assign its rights, title and interest in this Guarantee to any successor owner, subsequent purchaser, depositor or trustee, including, but not limited to, the right to enforce its remedies.

All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement. No failure to exercise, and no delay in exercising, on the part of Purchaser, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Purchaser hereunder shall be in addition to all other rights provided by law. No amendment or modification to this Guarantee, or any of the terms hereof, will be effective unless in writing and executed by each of Guarantor and Purchaser.

The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein.

THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH SUBSTANTIVE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTEE AND THE TRANSACTIONS CONTEMPLATED HEREBY.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER, THE PARTIES (A) IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF FULTON COUNTY, GEORGIA AND (B) IRREVOCABLY WAIVE ANY OBJECTION WHICH SUCH PARTY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

ANGEL OAK MORTGAGE SOLUTIONS LLC

By: Angel Oak Lending, LLC, not in its individual capacity but solely as its Manager

By:    /s/ Steven Schwalb     Name:     Steven Schwalb
Title: Vice President